Exhibit 99.1

NEON SYSTEMS ANNOUNCES FISCAL 2005

FIRST QUARTER FINANCIAL RESULTS

SUGAR LAND, TX (August 16 , 2004) - NEON Systems, Inc. (Nasdaq: NEON) today announced financial results for its fiscal year 2005 first quarter ended June 30, 2004. Net income for the first quarter of fiscal year 2005 was $967,000 or $0.10 per share on a diluted basis, compared to net income of $155,000, or $0.02 per share, for the corresponding period in the prior year. Operating loss for the first quarter of fiscal 2005 was $293,000 compared to operating income of $56,000 for the corresponding period in the prior year. Total revenue for the first quarter of fiscal 2005 was $ 3.6 million compared to $4.1 million in the first quarter of the prior year.

During the first quarter, NEON recorded a net gain of $1.2 million on the sale of promissory notes issued to NEON by Scalable Software, Inc. The transaction between NEON and JMI Services, Inc., Scalable Software’s largest shareholder, closed on June 17, 2004.

In addition, on June 1, 2004, NEON announced during the quarter its agreement to acquire InnerAccess Technologies Inc., an innovator in Web services for mainframe integration and a leading provider of mainframe integration for the IDMS market.

“We are very pleased with our acquisition of InnerAccess and believe that the integration of our organizations and products is progressing well,” said Mark Cresswell, President and Chief Executive Officer.  “We remain pleased with the market response to our new products, particularly the Shadow Event Publisher. Furthermore, early market feedback on the technology acquired as part of the recently completed InnerAccess acquisition is very encouraging. We remain cautiously optimistic about our strategy to build or buy technology and companies to round out our offering of a unified mainframe integration platform that provides customers with support for the entire range of mainframe integration requirements for modern Service-Oriented Architectures (SOA) and emerging Event-Driven Architectures (EDA).”

FIRST QUARTER  HIGHLIGHTS

•                       NEON announced its intention to acquire InnerAccess Technologies, adding to its product portfolio an industry leading Web services technology for SOAP based access to mainframe CICS, IMS and Advantage IDMS application logic and screens.

•                       NEON delivered the Shadow Interface for Enterprise Applications, a product that will enable organizations with legacy, terminal-based enterprise applications to re-use mainframe resources in new composite applications built around a service-oriented architecture.

•                       NEON’s Shadow Event Publisher was purchased by Florida’s Broward County to provide real-time mainframe event integration in support of the county’s new judicial information system.

•                       NEON expanded its partnership with Selesta, a leading European IT distributor, to provide integration solutions across Southern Europe.

•                       Global sales for Shadow Direct, NEON’s SQL-based  mainframe integration technology, continued to grow, adding new customers in Europe including DGita in Portugal, if IT Services in Denmark and Telenor, Norway’s largest telecommunications group,

•                       NEON announced an agreement and closing of the sale of promissory notes associated with Scalable Software, resulting in a gain on the sales of the notes of $1.2 million dollars.

CONFERENCE CALL

NEON’s management team will host a conference call at 4:00 p.m. (EDT) on Monday, August 16, 2004 to discuss its fiscal year 2005 first quarter financial results. Domestic participants may reach the conference call by calling (866-802-4328), passcode (537902). International participants should dial (703-639-1322), passcode (537902). All participants may also listen through a link on the Investor Relations page on the NEON Systems website at http://www.neonsys.com/about_us/investor_relations.asp. Please go to the Website at least fifteen minutes prior to the call to register,download and install any necessary audio software.  The conference call will be available until August 20, 2004 for replay on NEON Systems’ website at http://www.neonsys.com/about_us/investor_relations.asp or by calling (888-266-2081), passcode (537902) or for international calls (703-925-2533), passcode (537902).

About NEON Systems

 NEON Systems, Inc. (Nasdaq: NEON) is a leading provider of enterprise-class mainframe integration solutions, delivering a unified mainframe integration platform to support the entire range of requirements for modern Service-Oriented Architectures (SOA) and emerging Event-Driven Architectures (EDA).  NEON’s Shadow technology is designed to reduce the complexity of mainframe integration, allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. With decades of mainframe expertise, NEON is uniquely qualified to reduce the risk organizations face when supporting new business initiatives that integrate with mainframe systems. For more information on the future of mainframe integration, see our website at www.neonsys.com.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements  are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	JUNE 30, 2004	MARCH 31, 2004
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26,474	$20,899
Accounts receivable, net	2,489	6,150
Other current assets	1,161	1,232
Total current assets	30,124	28,281

Property and equipment, net	540	475
Note receivable, net	4,260	7,760
Purchased technology, net	399	—
Other assets	487	341
Total assets	$35,810	$36,857

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$222	$298
Accrued expenses	1,366	2,733
Deferred revenue	6,563	7,540
Total current liabilities	8,151	10,571

Deferred revenue – long term	1,298	931
Accrued restructuring expenses – long term	932	898
Total liabilities	10,381	12,400

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value. Authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 30,000,000 shares; 8,917,227 and 8,914,547 shares issued and outstanding at June 30, 2004 and March 31, 2004, respectively	98	98
Additional paid-in capital	51,703	51,696
Treasury Stock, 913,400 shares at cost	(2,649)	(2,649)
Accumulative other comprehensive loss	(423)	(421)
Accumulated deficit	(23,300)	(24,267)
Total stockholders’ equity	25,429	24,457
Commitments and contingencies
Total liabilities and stockholders’ equity	$35,810	$36,857

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	THREE MONTHS ENDED JUNE 30,
	2004	2003
Revenues:
License	$1,103	$1,560
Maintenance	2,468	2,580
Total revenues	3,571	4,140

Cost of revenues:
Cost of licenses	32	83
Cost of maintenance	364	374
Total cost of revenues	396	457

Gross profit	3,175	3,683

Operating expenses:
Sales and marketing	1,555	1,675
Research and development	983	1,172
General and administrative	930	780
Total operating expenses	3,468	3,627

Operating income (loss)	(293)	56

Interest and other income, net	45	53
Gain on sale of notes receivable	1,215	—
Income from continuing operations before income taxes	967	109

Provision for income taxes	—	—
Income from continuing operations	967	109

Gain from discontinued operations	—	46
Net income	$967	$155

Earnings per common share —Basic:
Income from continuing operations	$0.11	$0.01
Gain from discontinued operations, net	—	0.01
Net income	$0.11	$0.02

Earnings per common share —Diluted:
Income from continuing operations	$0.10	$0.01
Gain from discontinued operations, net	—	0.01
Net income	$0.10	$0.02

Weighted average shares outstanding:
Basic	8,915	8,801
Diluted	9,379	9,058